UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2020

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2020, Marrone Bio Innovations, Inc. (the “Company”) entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”) with Ospraie Ag Science LLC (“Ospraie”), Ardsley Partners Renewable Energy Fund, L.P. (“Ardsley”), National Securities Corporation (“NSC”), Ivan Saval (“Mr. Saval, together with NSC, Ospraie and Ardsley, the “OAI Investors”), Ivy Science & Technology Fund (“IS&T”) and Ivy VIP Science & Technology (“Ivy VIP” and, together with IS&T, the “Waddell Investors,” and the Waddell Investors, together with the OAI Investors, the “Investors”).

Pursuant to the Warrant Exchange Agreement, the Investors have exchanged certain previously issued and outstanding warrants (the “Prior Warrants”) to purchase an aggregate of up to 45,977,809 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”) for new warrants (the “New Warrants”) to purchase an aggregate of up to 29,881,855 shares of Common Stock (the “Warrant Shares”). All of the New Warrants were issued to the Investors upon execution of the Warrant Exchange Agreement on April 29, 2020.

The New Warrants all have an exercise price of $0.75 per share, and expire in five tranches, as follows: (i) May 1, 2020, with respect to 3,392,581 Warrant Shares, (ii) September 15, 2020, with respect to 2,714,065 Warrant Shares, (iii) December 15, 2020, with respect to 13,027,512 Warrant Shares, (iv) March 15, 2021, with respect to 5,862,380 Warrant Shares, and (v) and December 15, 2021 with respect to 4,885,317 Warrant Shares. In addition, the Investors have agreed to exercise all the New Warrants subject to the first tranche, for an aggregate of approximately $2.5 million, on or before May 1, 2020. The remaining four tranches of New Warrants reflect an aggregate exercise price of approximately $19.9 million.

The Prior Warrants held by the OAI Investors and exchanged pursuant to the Warrant Exchange Agreement were originally issued pursuant to private placement transactions on February 5, 2018 and pursuant to a warrant amendment and plan of reorganization agreement entered into on August 6, 2019, and were exercisable for an aggregate of 37,977,809 shares of Common Stock, of which 1,377,809 were exercisable prior to December 31, 2020 at a purchase price of $1.00 per share, 14,600,000 were exercisable prior to December 31, 2021 at a purchase price of $1.00 per share and 22,000,000 were exercisable prior to January 1, 2023 at a purchase price of $1.75 per share. The Prior Warrants held by the Waddell Investors and exchanged pursuant to the Warrant Exchange Agreement were originally issued pursuant to private placement and debt exchange transactions on August 20, 2015 and on February 5, 2018, respectively, and were exercisable for an aggregate of 8,000,000 shares of Common Stock, of which 4,000,000 were exercisable prior to December 31, 2020 at a purchase price of $1.25 per share and 4,000,000 were exercisable prior to August 23, 2023 at a purchase price of $1.91 per share.

The New Warrants will be exercisable in cash, provided that they may be exercised via cashless “net” exercise if the Company does not have an registration statement registering the shares underlying the New Warrants effective as of March 31, 2021. In addition, the Company will redeem the New Warrants upon the occurrence of any Fundamental Transaction (as defined in the New Warrants), and the exercise price of the New Warrants will be subject to weighted-average antidilution provisions.

In connection with the Warrant Exchange Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission no later than December 31, 2020 covering the resale of the New Warrant Shares and to maintain the effectiveness of the registration statement until the date upon which the New Warrant Shares held by the Investors cease to be Registrable Securities (as that term is defined in the Registration Rights Agreement).

The Warrant Exchange Agreement, the form of New Warrant and the Registration Rights Agreement and are filed herewith as Exhibits 10.1, 4.1 and 10.2, respectively, and are incorporated herein by reference, and the foregoing descriptions are qualified in their entirety by the terms contained therein.

Item 3.02. Unregistered Sale of Equity Securities.

The information regarding the issuance of the New Warrants and the Warrant Shares in Item 1.01 of this Report is incorporated herein by reference. The New Warrants and the Warrant Shares are being issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Sections 4(a)(2) under the Securities Act. Each of the Investors is representing in connection with the transaction that such person is an accredited investor, has been provided with such information about the Company as has been requested by such person, and will acquire the securities of the Company without a view toward public sale or distribution, except pursuant to sales registered under, or exempted from, the registration requirements of the Securities Act.

Item 8.01. Other Events.

On February 5, 2018, in addition to the issuance of certain of the Prior Warrants to the Investors, the Company also issued certain warrants to other parties involved in the private placement transactions as an investor or placement agent (the “February 2018 Warrants”). As of immediately prior to the entry into the Warrant Exchange Agreement, the February 2018 Warrants were exercisable as to 5,372,667 shares at an exercise price of $1.00 per share (the “Investor Warrants”) and as to 1,064,830 shares at an exercise price of $1.25 per share (the “Lender Warrants”). The February 2018 Warrants include a weighted average price-based anti-dilution adjustment provision. Accordingly, as a result of the transactions contemplated by the Warrant Exchange Agreement, the exercise price of the Investor Warrants has been decreased to $0.96. Due to the antidilutive effect of the overall reduction in outstanding warrants due to the transactions contemplated by the Warrant Exchange Agreement, the exercise price of the Lender Warrants remains $1.25 per share.

On April 30, 2020, the Company issued a press release announcing its entry into the Warrant Exchange Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant issuable pursuant to the Warrant Exchange Agreement.

10.1

Warrant Exchange Agreement dated as of April 29, 2020, by and among Marrone Bio Innovations, Inc., Ospraie Ag Science LLC, Ardsley Partners Renewable Energy Fund, L.P., National Securities Corporation, Ivan Saval, Ivy Science & Technology Fund and Ivy VIP Science & Technology.

10.2	Registration Rights Agreement, dated April 29, 2020, by and among Marrone Bio Innovations, Inc. and the investors named therein.

99.1	Press Release related to the Warrant Exchange Agreement, dated April 30, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: April 30, 2020	By:	/s/ James B. Boyd
	Name:	James B. Boyd
	Title:	Chief Financial Officer and President